SPARTECH CORPORATION		EXHIBIT 21
SUBSIDIARIES OF REGISTRANT

Legal Entity	DBA	Incorporation or Organization
Alchem Plastics Corporation	Spartech Custom Sheet & Rollstock	Georgia
Creative Forming, LLC	Spartech Packaging Technologies	Wisconsin
Polymer Extruded Products, LLC	Spartech Custom Sheet & Rollstock	New Jersey
Spartech Canada, Inc.	Spartech Custom Sheet & Rollstock	Canada
Spartech Color & Specialty Compounds
Spartech de Mexico, S.A. de C.V.	Spartech Custom Sheet & Rollstock	Mexico
Spartech Color & Specialty Compounds
Spartech Packaging Technologies
Spartech Polycast, Inc.	Spartech Custom Sheet & Rollstock	Delaware
Spartech Townsend, Inc.	Spartech Custom Sheet & Rollstock	Delaware
Spartech Polycom (Texas), Inc.	Spartech Custom Sheet & Rollstock	Delaware
Spartech Color & Specialty Compounds
Spartech Packaging Technologies
Spartech Polycom, Inc.	Spartech Custom Sheet & Rollstock	Delaware
Spartech Color & Specialty Compounds
Spartech Packaging Technologies
Spartech FCD, LLC	Spartech Custom Sheet & Rollstock	Delaware
Spartech Polycom, S.A.S.	Spartech Color & Specialty Compounds	France
Spartech Research and Development, LLC	Technology Center	Delaware